AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1998

                                                   REGISTRATION  NO.  333-_____
===============================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                                   ------------

                                     FORM S-3
                              REGISTRATION STATEMENT
                                     UNDER
                            THE SECURITIES ACT OF 1933
                                   ------------


                       MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
                 (Exact name of registrant as specified in its charter)
           DELAWARE                                             52-1449733
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                           identification number)

                        218 NORTH CHARLES STREET, SUITE 500
                              BALTIMORE, MARYLAND 21201
                                   (410) 962-8044
                (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive offices)


                                  MARK K. JOSEPH
                 CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
                        218 NORTH CHARLES STREET, SUITE 500
                             BALTIMORE, MARYLAND 21201
                                  (410) 962-8044
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)


                                    COPY TO:
                            ROBERT E. KING, JR., ESQ.
                               ROGERS & WELLS LLP
                                 200 PARK AVENUE
                             NEW YORK, NEW YORK 10166
                                   ------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>
   If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>
   If delivery of the prospectus is to be expected to be made pursuant to rule 434, please check the following box. <square>

                          CALCULATION OF REGISTRATION FEE

                                                            PROPOSED
                                                            MAXIMUM           PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE        AMOUNT TO BE      OFFERING PRICE       AGGREGATE OFFERING           AMOUNT
OF
           REGISTERED(1)            REGISTERED(2)(3)       PER UNIT(4)            PRICE(2)(4)
REGISTRATION FEE(5)
Common Shares...............
Preferred Shares............       $175,000,000                                     $175,000,000
$51,625
Warrants....................

                                                       (FOOTNOTES ON NEXT PAGE)

(FOOTNOTES FROM PREVIOUS PAGE)

(1) This Registration Statement also covers securities which may be issued by the Registrant under contracts pursuant to which the counterparty may be required to purchase Common Shares, Preferred Shares or Warrants.

(2) In no event will the aggregate maximum offering price of the Common Shares, Preferred Shares and Warrants registered under this Registration Statement exceed $175,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) $174,304,375 of Common Shares registered on Form S-3 (File No. 333-20945), as to which filing fees of $52,820 were previously paid and are being applied to this Registration Statement with respect to such shares, which are being carried forward pursuant to Rule 429 of the rules and regulations under the Securities Act of 1933, as amended.

(4) The proposed maximum offering price per unit (a) has been omitted pursuant to instruction II.D. of Form S-3 and (b) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(5) Calculated pursuant to Rule 457(o) of the rules and regulations promulgated under the Securities Act of 1933, as amended.


                                    ----------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

   PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO $188,125,000 OF COMMON SHARES REGISTERED ON FORM S-3, FILE NO. 333-20945, WHICH WAS DECLARED EFFECTIVE ON JUNE 2, 1997 (THE "PREVIOUSLY REGISTERED EQUITY SECURITIES"), WHICH HAVE NOT BEEN OFFERED OR SOLD AS OF THE DATE OF THE FILING OF THIS REGISTRATION STATEMENT. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT FILE NO. 333-20945, PURSUANT TO WHICH THE TOTAL AMOUNT OF UNSOLD PREVIOUSLY REGISTERED EQUITY SECURITIES, REGISTERED ON REGISTRATION STATEMENT FILE NO. 333-20945 MAY BE OFFERED AND SOLD BY THE COMPANY.
===============================================================================

                   SUBJECT TO COMPLETION, DATED JUNE 4, 1998

PROSPECTUS
----------

                                 $349,304,375
                                 ------------

                     MUNICIPAL MORTGAGE AND EQUITY, L.L.C.

                 COMMON SHARES, PREFERRED SHARES AND WARRANTS

                                 ------------

      Municipal Mortgage and Equity, L.L.C. (the "Company") may from time to time offer, together or separately, in one or more series: (i) growth shares of limited liability company interest ("Common Shares"); (ii) preferred shares of limited liability company interest ("Preferred Shares"); and (iii) warrants or other rights to purchase Common Shares, Preferred Shares, or any combination thereof, as may be designated by the Company at the time of the offering ("Warrants"), with an aggregate public offering price of up to $175,000,000, in amounts, at prices and on terms to be determined at the time of offering. The Common Shares, Preferred Shares and Warrants (collectively, the "Securities") may be offered, separately or together, in separate series and in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

      The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable, in the case of Common Shares, the number of shares and the terms of the offering and sale; (ii) in the case of Preferred Shares, the number of shares, the specific title, the aggregate amount, any distribution (including the method of calculating payment of distributions), seniority, liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other Securities, the initial public offering price and any other terms; and (iii) in the case of Warrants, the designation and number, the exercise price and any other terms in connection with the offering, sale and exercise of the Warrants. The Common Shares are listed on the American Stock Exchange, Inc. ("AMEX") under the symbol "MMA."

      The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a national securities exchange of, the Securities covered by such Prospectus Supplement, not contained in this Prospectus.

      The Securities may be offered directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. The net proceeds to the Company from such sale will also be set forth in an accompanying Prospectus Supplement. No Securities may be sold by the Company without delivery of a Prospectus Supplement describing the method and terms of the offering of such series of Securities. See "Plan of Distribution."

      SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE SECURITIES.

                                 ------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

               The date of this Prospectus is            , 1998.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange
Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                            AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (of which this Prospectus is a part) on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities in respect of which this Prospectus is being delivered. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission, and in the exhibits thereto. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Securities, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices listed below.

      The  Company  is  subject   to  the  informational  requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information filed with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the
Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Company files its reports, proxy statements and other information with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Common Shares are listed on the AMEX, and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents have been filed by the Company under the Exchange Act with the Commission and are incorporated by reference in this Prospectus:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by the Company's Form 10-K/A filed on May 29, 1998.

      2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as amended by the Company's Form 10-Q/A filed on May 29, 1998.

      3.    The Company's Current Report on Form 8-K filed January 23, 1998.

      4.    The Company's Current Report on Form 8-K filed January 29, 1998.

      5. The Company's Prospectus/Consent Solicitation Statement included in its Registration Statement on Form S-4 (File No. 33-99088), as declared effective by the Commission on May 29, 1996, as it relates to the description of the Company's Common Shares contained under the caption "Description of Shares" and incorporated by reference into Item 1 of Form 8-A filed with the Commission on July 25, 1996, pursuant to 12(b) of the Exchange Act, including all amendments and reports updating such description.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing hereof and prior to the date on which the Company ceases offering and selling Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus and the accompanying Prospectus Supplement are delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the Registration Statement to which this Prospectus relates or into such other documents. Requests for documents should be directed to Municipal Mortgage and Equity, L.L.C., 218 North Charles Street, Suite 500, Baltimore, Maryland 21201, Attention: Derek Cole, (410) 962-8044.


                                  THE COMPANY

      The Company is a self-advised and self-managed Delaware limited liability company which, together with its predecessor, has since 1986 been in the business of originating, investing in and servicing tax-exempt instruments backed by multifamily housing developments. The Company's investments principally represent interests in mortgage bonds which have been issued by state and local governments or their agencies or authorities to finance multifamily housing developments and other bond related investments (the "Mortgage Bonds"). The Company owns a portfolio of investments (the "Investments") secured directly or indirectly by properties (the "Properties") located in a variety of states. Certain of the Investments are participating Mortgage Bonds where the amount of the interest payments made to the Company is based, in part, on property performance, providing the Company the opportunity to realize greater returns if and to the extent property performance improves.

      As a limited liability company, the Company combines the limited liability, governance and management characteristics of a corporation with outside directors together with the pass-through income features of a partnership. As a result, the tax-exempt income derived from the investments may be passed through to shareholders. Approximately 85% of the Company's interest income in 1997 was tax-exempt.

      The principal executive offices of the Company are located at 218 North Charles Street, Suite 500, Baltimore, Maryland 21201, and its telephone number at that location is (410) 962-8044.


                                 RISK FACTORS


RISKS   OF  INVESTING  IN  MORTGAGE  BONDS  SECURED  BY  MULTIFAMILY  APARTMENT
PROPERTIES

      One of the major risks of investing in Mortgage Bonds secured by multifamily residential properties is the possibility that the property securing a Mortgage Bond (a "Mortgaged Property") will not generate income sufficient to meet its operating expenses, including debt service on the related Mortgage Bonds, or that the net proceeds of a sale of such Mortgaged Property will not be sufficient to repay the related Mortgage Bonds. In that event, delays in payments on the Mortgage Bonds and/or losses of principal on the Mortgage Bonds may occur. The factors affecting the operations of each Mortgaged Property and its potential for appreciation in value include general and local economic or market conditions, changes in neighborhood characteristics, changes in real estate taxes, insurance premiums, cost of utilities, changes in the amount of operating, administrative and maintenance costs relating to the Mortgaged Property, rental values, rent strikes, collection difficulties, governmental rules and fiscal policies, vandalism, uninsured losses and competition from existing and future housing complexes in the vicinity of the Mortgaged Properties. A significant portion of the Mortgaged Properties have failed in the past to meet required debt service under the Mortgage Bonds, and a number of the Mortgage Bonds have been refunded on terms which defer, and in certain circumstances reduce, the amounts payable thereunder. There can be no assurance that such defaults and refundings will not occur in the future.

INVESTMENTS IN JUNIOR MORTGAGES

      When the Company invests in mortgages (or related bonds) which are junior to senior mortgages on a particular property, the Company is subject to the risks of such investment, which include the risks that borrowers may not be able to make debt service payments on both the senior and the junior mortgages, that the value of the mortgaged property may be less than the amounts owed under both mortgages and that debt service collected on the junior mortgages may be lower than the Company's cost of funds. If any of the above occurred, the Company's ability to make expected distributions to the Company's shareholders could be adversely affected.

      The Company's business may be adversely affected by periods of economic slowdown or recession which may be accompanied by declining property values or performance, particularly declines in the value or performance of multifamily properties. Any material decline in property values increases the loan-to-value ratios of Mortgage Bonds previously issued, thereby weakening collateral coverage and increasing the possibility of a loss in the event of default. With respect to a significant portion of the Investments, a decline in performance of the related underlying multifamily properties will directly affect the Company's interest income. Significant declines in the late 1980s and early 1990s in the value of the underlying Properties and in cash flow on the Properties led to defaults on most of the bonds held by the Company's predecessor and to restructuring, refinancing or extension of many of such investments. There can be no assurance that similar problems may not occur in the future. See "-Risks of Investing in Mortgage Bonds Secured by Multifamily Apartment Properties."

      Each Mortgage Bond owned by the Company is secured by an assignment to the Company of the related mortgage loan, which in turn is secured by a mortgage on the underlying property and assignment of rents. Although such Mortgage Bonds are issued by state or local governments or their agencies or authorities, the Mortgage Bonds are not general obligations of any state or local government, no government is liable under the Mortgage Bonds, nor is the taxing power of any government pledged to the payment of principal or interest under the Mortgage Bonds. In addition, the underlying mortgage loans are nonrecourse, which means that the owners of the underlying Properties, which are also the borrowers under the mortgage loans, are not liable for the payment of principal and interest under the loans except to the extent of cash flow from, and value of, the Properties. Accordingly, the sole source of funds for payment of principal and interest under the Mortgage Bonds is the revenue derived from operation of the Properties and amounts derived from the sale, refinancing or other disposition of such Properties.

RISKS OF SECURITIZATIONS

      The Company seeks to enhance its overall return on its Investments and to purchase additional investments through the securitization of part of its portfolio of Mortgage Bonds. In a typical securitization, the Company's Mortgage Bond is sold and deposited into a trust. Short term floating rate interests in the trust, which have first priority on the cash flow from the Mortgage Bonds, are sold to third party investors and these interests are paid before the Company's residual interest described herein. The Company retains the residual cash flow from the trust and receives the proceeds from the sale of the floating rate interests less certain transaction costs. The Company will recognize taxable capital gains (or losses) upon the deposit of Mortgage Bonds in a trust. In the event the trust cannot meet its obligations, all or a portion of the deposited Mortgage Bonds may be distributed to the floating rate interest holders or sold to satisfy such obligations. Therefore, cash flow from these Mortgage Bonds may not be available to pay any amounts on the residual interest held by the Company and in the event of the liquidation of the Mortgage Bonds, no payment will be made to the Company except to the extent that the market value of the Mortgage Bonds exceeds the amounts due on the other obligations of the trust. In certain circumstances, additional Mortgage Bonds may be pledged to secure repayment of the floating rate certificates. Upon any default in repayment of such certificates, the pledged Mortgage Bonds may be subject to foreclosure and sale and the Company may lose the cash flow therefrom, and/or its ownership interest therein. The Company may have a limited ability to remedy defaults inside the trust and prevent the loss of its investment in the residual interest. As a result of these securitizations, the Company generally owns higher yielding but riskier portions of bond related investments such as Residual Interest Tax Exempt Securities receipts

("RITES<reg-trade-mark>"). Furthermore, the RITES<reg-trade-mark> may be subject to call in certain circumstances which are beyond the control of the Company. Where the Mortgage Bonds bear fixed rates of interest, securitization may also create interest rate risks, as described below. See "-Interest Rate Risks; Hedging Risks" below.

      The Company relies, in part, on securitizations to fund acquisitions of its investments. Accordingly, the ability of the Company to achieve its investment objectives depends on its ability to successfully securitize its Mortgage Bonds and manage its interest rate exposure. Certain of the Company's Mortgage Bonds may have credit or other characteristics which make them unsuitable for securitization at this time. Any failure to consummate securitization and interest rate swap transactions could reduce the Company's net interest income and have a material adverse effect on the Company's operations.

INTEREST RATE RISKS; HEDGING RISKS

      An increase in market interest rates may lead prospective purchasers of the Company's existing assets or holders of the Company's debt or equity securities to demand a higher annual yield than they would have otherwise and could increase the cost to the Company of borrowing funds for investment in additional assets, any of which could adversely affect the amount of funds available for distribution to the holders of Securities. Any increase in market interest rates also may reduce the market value of the Company's assets and the market value of the Securities.

      The results of the Company's operations depend on, among other things, the level of net interest income derived from the difference between the return on the securitized Mortgage Bonds and the short term floating rate payments owed to the floating rate certificate holders. While the interest rate on the securitized Mortgage Bonds is fixed, the third party holders of the floating rate certificates in the securitization are paid interest at a floating rate that is reset periodically. The Company, as holder of the residual trust interest, receives the balance of interest on the Mortgage Bonds not used to pay the third party trust certificates. Rising short term interest rates would therefore reduce the net interest income available to the Company, and possibly result in a loss.

      To reduce the Company's exposure to rising interest rates, the Company enters into interest rate swaps, which are contracts exchanging an obligation to pay a floating rate approximating the rate on the floating rate trust certificates for an obligation to pay a fixed rate. Net swap payments received by the Company, if any, will be taxable income, even though the investment being hedged pays tax-exempt interest. The interest rate swaps are for limited time periods which generally match the anticipated prepayment date of the underlying Mortgage Bond. However, there is no certainty that prepayment will occur at the end of the swap period, and the swap period is typically shorter than the term of the underlying bond. There can be no assurance that the Company will be able to acquire interest rate swaps at favorable prices, or at all, when the existing arrangements expire, in which case the Company would be fully exposed to the interest rate risks described above.

      Developing an effective interest rate risk management strategy is complex and no management strategy can completely insulate the Company from all potential risks associated with interest rate changes. In addition, hedging involves transaction costs. In the event the Company hedges against interest rate risks, the Company may substantially reduce its net income or adversely affect its financial condition. Furthermore, there can be no assurance that the Company's interest rate hedging activities will be effective.

      In the event that the Company purchases interest rate swaps or other instruments, the Company must rely for payment under these agreements on the creditworthiness of the counterparties which to date has been Merrill Lynch Capital Services, Inc. ("MLCS"). There can be no assurance any third party will honor its payment obligations under the agreements. If the provider of such swap or other instrument becomes financially unsound or insolvent, the Company may be forced to unwind such swap or other instrument with such provider and may take a loss thereon. Further, the Company could suffer the adverse consequences against which the hedging transaction was intended to protect. No assurance can be given that the Company can avoid risks of third party insolvency.

      The Company may also engage in limited amounts of buying and selling of other mortgage hedging securities or other hedging products, including, but not limited to, buying and selling financial futures contracts and options on financial futures contracts and trading forward contracts in order to hedge commitments. These types of hedging devices and mortgage instruments are complex and can produce volatile results. Accordingly, there can be no assurance that the Company's hedging strategy will have the desired beneficial impact on the Company's cash flow and on the resulting distribution yield of the Securities.

CONFLICTS OF INTEREST

      Affiliates of certain directors and officers of the Company are also responsible for a full range of property management functions for certain Mortgaged Properties for which they receive property management fees pursuant to management contracts. The Company's management believes that these contracts provide for fees which are at or below market rates for property management fees. These management contracts will continue to be renewed only if (i) such affiliates are providing such property management services at a price competitive with the prices which would be charged for such goods and services by independent parties for comparable goods and services in the same geographic location, and (ii) in the case of any management contract with any affiliate of any member of the Company's Board of Directors, such management contract is approved by the independent directors of the Company. Nonetheless, conflicts may exist in determining whether to renew or terminate these management contracts, and in setting the fees payable under such contracts, since any change in such fees could affect the amounts payable under the related Mortgage Bonds.

      Certain entities which control certain Mortgaged Properties are controlled by Mark K. Joseph, the Chairman of the Board and Chief Executive Officer of the Company. As a result, such entities could have interests which do not fully coincide with, or even are adverse to, the interests of the Company. Such entities could choose to act in accordance with their own interests, which could adversely affect the Company. Among the actions such entities could desire to take might be selling a Mortgaged Property, and thereby causing a redemption event, at a time and under circumstances which would not be advantageous to the Company.

      Management and certain affiliates own Term Common Shares, which participate in the cash flow of the Company. The Term Common Shares, which will be redeemed when the preferred equity of the Company issued in 1996 is fully redeemed, are expected to have little or no residual value, but while outstanding receive an aggregate of 2% of the net cash flow of the Company. While these shares remain outstanding, the holders may have conflicts of interest in determining whether redemption of the preferred equity issued in 1996 and Term Common Shares is in the best interest of the Company, in particular due to the limited residual value of the Term Common Shares. Holders of Term Common Shares also receive a greater return as cash flow increases in total, regardless of whether per share cash flow increases or there is a distribution to shareholders. See "Description of Preferred Shares."

DEPENDENCE ON KEY EMPLOYEES

      The Company is wholly dependent for the selection, structuring and monitoring of its Mortgage Bonds and other Investments on the diligence and skill of its executive officers, many of whom would be difficult to replace.

REGISTRATION UNDER THE INVESTMENT COMPANY ACT

      The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretation of the staff of the Securities and Exchange Commission, in order to qualify for this exemption, the Company must maintain at least 55% of its assets directly in Qualifying Interests and the balance in real estate-type interests. For example, unless certain mortgage securities represent all of the certificates issued with respect to an underlying pool of mortgages, such mortgage securities may be treated as securities separate from the underlying mortgage loans and, thus, may not be considered Qualifying Interests for purposes of the 55% requirement. Similar interpretations mandate that the Company own "whole" bonds in order for its Mortgage Bonds to be Qualifying Interests. Based on advice of counsel, the Company believes it meets the 55% test. However, the Company's RITES<reg-trade-mark> interests and certain of its Mortgage Bonds are not Qualifying Interests. The requirement that the Company maintain 55% of its assets in Qualifying Interests may inhibit the Company's ability to acquire certain kinds of assets or to securitize additional interests in the future. If the Company fails to qualify for exemption from registration as an investment company, its ability to maintain its financing strategies would be substantially reduced, and it would be unable to conduct its business as described herein. Such a failure to qualify could have a material adverse effect on the Company.

LIMITED OPERATING HISTORY DOES NOT PREDICT FUTURE PERFORMANCE

      The Company embarked on its acquisition growth strategy in 1996 and, accordingly, has not yet developed an extensive financial history or experienced a wide variety of interest rate fluctuations or market conditions. Consequently, the Company's financial results to date may not be indicative of future results. Furthermore, there can be no assurance that the Company will receive returns on its investments sufficient to compensate for interest rate and credit risks inherent in the Company's investment strategy.

FAILURE TO MANAGE EXPANSION MAY ADVERSELY AFFECT RESULTS OF OPERATIONS

      The Company's expansion as a result of its investment of the net proceeds of an offering may cause a significant strain on the Company's financial, management and other resources. To manage the Company's growth effectively, the Company must continue to improve and expand its existing resources and management information systems. If the Company is unable to manage growth effectively, the Company's financial conditions and results of operations may be adversely affected.

INVESTMENTS IN MORTGAGE BONDS AND RITES<reg-trade-mark> MAY BE ILLIQUID

      The Company's Investments lack a regular trading market and may be illiquid. In addition, during turbulent market conditions, the liquidity of all of the Company's Investments may be adversely impacted. There is no limit to the percentage of the Company's assets that may be invested in illiquid Mortgage Bonds and RITES<reg-trade-mark>. In the event the Company required additional cash, the Company may be required to liquidate its Investments on unfavorable terms which could substantially reduce the value of the Securities.

ENVIRONMENTAL MATTERS

      Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances released on, above, under or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The costs of such removal or remediation could be substantial and could negatively impact the availability of property cash flow for payments on the Investments. On 27 of the Properties, Phase I environmental site assessments (which involve inspection without soil sampling or groundwater analysis) have been conducted by independent environmental consultants ("Phase I Assessments") and have not revealed any environmental conditions as of the time such studies were completed which the Company believes would have a material adverse effect on its business, assets or results of operations. Some of the Phase I Assessments were conducted as long ago as 1994. No assurance can be given that these Phase I Assessments or the Company's inspections have revealed all environmental liabilities and problems relating to the Properties or that nothing has occurred since the completion of such Phase I Assessments. Management is not aware of any material environmental problems with respect to the Properties. No assurance can be given that the Properties on which no environmental assessment was conducted do not contain regulated toxic or hazardous substances.

BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN
INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES

      The major policies of the Company, including its policies with respect to acquisitions, financing, growth, debt, capitalization and distributions, will be determined by the Company's Board of Directors. Although the Board of Directors of the Company has no present intention to change the Company's business plan, the Board of Directors may amend or revise these and certain other policies from time to time without a vote of the Company's shareholders. Accordingly, the Company's shareholders will have no control over changes in the policies of the Company (except for certain policies directly affecting holders of the Company's preferred shares), and changes in the Company's
policies   may  not  fully  serve  the  interests  of  all  of  the   Company's
shareholders.

PROVISIONS THAT MAY DISCOURAGE CHANGES OF CONTROL

      The Company's organizational documents contain provisions that may be deemed to have an anti-takeover effect, including the staggered terms of the Company's directors, business combination and fair price provisions and control share acquisition provisions. The Company has adopted a shareholder rights plan. Further, the employment agreements of certain of the officers provide them with substantial payments should their employment terminate as a result of a change of control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of
Directors and management and in the policies formulated by the Board of Directors and to discourage an unsolicited takeover of the Company if the Board of Directors determines that such takeover is not in the best interests of the persons to which the Board of Directors feels it owes a fiduciary duty, including the Company's shareholders. These provisions may, however, have the effect of delaying, deferring or preventing a takeover attempt that a shareholder might consider to be in the shareholder's best interest, including offers that might result in a premium over market price for the Common Shares. These provisions may reduce interest in the Company as a potential acquisition target or reduce the likelihood of a change in the management or voting control of the Company without the consent of the then incumbent Board of Directors. In addition, in the event that certain business combination or share acquisition transactions occur, and the Company's special shareholder does not approve of such transaction, such special shareholder has the right to withdraw as a shareholder of the Company; and in the event of such withdrawal, (i) the Company would be obligated to pay the withdrawing special shareholder $1,000,000, and (ii) a new special shareholder might have to be found in order to ensure that the Company is not deemed to be taxable as a corporation, any of which may have an adverse effect on the Company or the Common Shares.

ISSUANCE OF ADDITIONAL SECURITIES

      The Company may issue additional securities, including additional preferred interests in the Company, in the public or private market to obtain funds for the acquisition of additional assets or may exchange such securities for additional assets. The ability of the Company to sell or exchange such securities will depend on conditions then prevailing in the relevant capital markets and the Company's results of operations, financial condition and business prospects. The issuance of such additional securities will not be subject to the approval of the holders of Securities, could affect the timing and amount of distributions to the holders of Securities, and may affect the trading price of the Securities. The holders of Securities will not have any preemptive rights in connection with the issuance of any additional securities of the Company.

FORWARD-LOOKING STATEMENTS

      This Prospectus Supplement, the accompanying Prospectus and the other reports incorporated by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from results or plans expressed or implied by such forward-looking statements. Such factors include, among other things, adverse changes in the real estate markets, risk of default under the Mortgage Bonds, financial condition and bankruptcy of tenants, interest rate fluctuations, tax treatment of the Company and its Investments, environmental/safety requirements, adequacy of insurance coverage, and general and local economic and business conditions. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information, including the information presented herein and under "The Company," should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.


                      RATIOS OF EARNINGS TO FIXED CHARGES

      The   ratios   of  earnings  to  combined  fixed  charges  and  preferred distributions will be included in any Prospectus Supplement relating to preferred shares or warrants for the purchase of preferred shares.


                                USE OF PROCEEDS

      Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net cash proceeds from the sale of Securities in respect of which this Prospectus is being delivered for general corporate purposes, including new investments and working capital. Pending such uses, the Company may invest such net proceeds in short term liquid investments. Any specific allocation of the net proceeds of an offering of Securities to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.


                         DESCRIPTION OF COMMON SHARES

      The following brief description of the Common Shares does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Amended and Restated Certificate of Formation and Operating Agreement (the "Operating Agreement") and By-laws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

      The Operating Agreement does not limit the number of Common Shares which the Company's Board of Directors may cause the Company to issue. The Company had 14,359,407 Common Shares outstanding at March 31, 1998. The Company will pay distributions to holders of the Common Shares on a PRO RATA basis when declared by its Board of Directors out of funds legally available therefor. Distributions to the holders of Common Shares are subject to preferences on distributions on the Company's then Outstanding Preferred Shares (as defined below), and any other preferred securities which may be issued by the Company in the future.

      Holders  of Common Shares have no preemptive, conversion, sinking fund or
cumulative voting  rights.   The  shares  of  Common Shares are not redeemable,
except pursuant to certain anti-takeover provisions adopted by the Company.

      The Operating Agreement and By-laws of the Company set forth the relationship of the shareholders to the Company and to one another and the manner in which the Company will conduct its operations, much like the articles and bylaws of a Delaware corporation or the partnership agreement of a Delaware general or limited partnership. While, as a limited liability company, the Company is not subject to the Delaware General Corporation Law (the "DGCL"), the Delaware Limited Liability Company Act permits a limited liability company agreement to provide, and the Operating Agreement and By-laws of the Company do provide, that the management of a limited liability company shall be conducted by a board of directors and officers designated by such board and that the holders of shares in such limited liability company (as is the case with the holders of the Common Shares) be afforded substantially all of the rights that are afforded holders of the common shares issued by a corporation organized under the DGCL. In all material respects, the fiduciary duties of the directors and officers of the Company and any duties of shareholders of the Company and their affiliates are the same as those applicable under the DGCL.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for the Common Shares is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, telephone number (908) 272-8511.


                        DESCRIPTION OF PREFERRED SHARES

      Under the Company's Operating Agreement, the Company's Board of Directors (without any further vote or action by the Company's shareholders) is authorized to provide for the issuance, in one or more series, of an unlimited amount of Preferred Shares. The Board of Directors is authorized to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each series thereof by resolution authorizing the issuance of such series.

OUTSTANDING PREFERRED SHARES

      In connection with the merger of its predecessor with the Company in 1996, the Company issued the original preferred shares (the "Original Preferred Shares") and Preferred CD Shares (collectively, the "Outstanding Preferred Shares"). The Company is required to distribute to the holders of the Outstanding Preferred Shares cash flow attributable to such shares (defined in the Operating Agreement to be the cash flow derived from a specific pool of 22 Mortgage Bonds (the "Original Bonds")). In addition, the Company is required to distribute 2% of the Company's net cash flow to the holders of the 2000 shares of Term Common Shares.

      As of March 31, 1998, there were 22,940 Original Preferred Shares and 11,860 Preferred CD Shares outstanding. The Company does not intend to issue any shares of the series of Outstanding Preferred Shares. The terms of the Outstanding Preferred Shares require that no other Preferred Shares be senior in rank or priority of payment to the Outstanding Preferred Shares with respect to the cash flow from the Original Bonds.

      The description below sets forth certain general terms and provisions of the Company's Preferred Shares to which a Prospectus Supplement may relate. The specific terms of any series of Preferred Shares in respect of which this Prospectus is being delivered (the "Offered Preferred Shares") will be described in the Prospectus Supplement relating to such Offered Preferred Shares. The following summary of certain provisions governing the Company's preferred shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Operating Agreement and the resolutions of the Board of Directors relating to each particular series of Offered Preferred Shares in connection with such Offered Preferred Shares.

      If so indicated in the applicable Prospectus Supplement, the terms of any series of Offered Preferred Shares may differ from the terms set forth below, except those terms required by the Operating Agreement.

GENERAL

      The Offered Preferred Shares, when issued in accordance with the terms of the Operating Agreement and of the applicable resolutions of the Board of Directors and as described in the applicable Prospectus Supplement, will be fully paid and non-assessable.

      To the extent not fixed in the Operating Agreement, the relative rights, preferences, powers, qualifications, limitations or restrictions of the Offered Preferred Shares of any series will be fixed pursuant to resolutions of the Board of Directors relating to such series. The Prospectus Supplement relating to the Offered Preferred Shares of each such series shall specify the terms thereof, including:

            (1) The class, series title or designation and stated value (if any) for such Offered Preferred Shares;

            (2) The maximum number of shares of Offered Preferred Shares in such series, the liquidation preference per share and the offering price per share for such Offered Preferred Shares;

            (3) The distribution preferences and the distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Offered Preferred Shares;

            (4) The date from which distributions on such Offered Preferred Shares will accumulate, if applicable, and whether distributions will be cumulative;

            (5) The provisions for a retirement or sinking fund, if any, with respect to such Offered Preferred Shares;

            (6) The provisions for redemption, if applicable, of such Offered Preferred Shares;

            (7) The voting rights, if any, of shares of such Offered Preferred Shares;

            (8) Any listing of such Offered Preferred Shares for trading on any securities exchange or any authorization of such Offered Preferred Shares for quotation in an interdealer quotation system of a registered national securities association;

            (9) The terms and conditions, if applicable, upon which such Offered Preferred Shares will be convertible into, or exchangeable for, any other equity securities of the Company, including the title of any such securities and the conversion or exchange price therefor;

            (10) A discussion of federal income tax considerations applicable to such Offered Preferred Shares; and

            (11) Any other specific terms, preferences, rights, limitations or restrictions of such Offered Preferred Shares.

      Subject to the terms of the Operating Agreement and to any limitations contained in the resolutions of the Board of Directors pertaining to any series of Outstanding Preferred Shares, the Company may issue additional series of Preferred Shares at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors shall determine, all without further action of the shareholders, including the holders of any series of Outstanding Preferred Shares of the Company.

DISTRIBUTIONS

      Holders of any series of Offered Preferred Shares will be entitled to receive cash distributions when, as and if declared by the Board of Directors of the Company out of funds of the Company legally available therefor, at such rate and on such dates as will be set forth in the applicable Prospectus Supplement. Each distribution will be payable to holders of record as they appear on the share ledger of the Company on the record date fixed by the Board of Directors. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement.

LIQUIDATION RIGHTS

      The Company's Operating Agreement provides that, in the event of a liquidation or dissolution of the Company, or a winding up of its affairs, whether voluntary or involuntary, or in the event of a merger or consolidation of the Company, no distributions will be made to holders of any class of the Company's capital shares until after payment or provision for payment of the debts or liabilities of the Company. The holders of the Outstanding Preferred Shares have priority on the proceeds derived from the liquidation of the Original Bonds and to the allocation of items of income and deduction up to the value of their respective capital accounts. The applicable Prospectus Supplement will specify the amount and type of distributions to which the holders of any series of Offered Preferred Shares would be entitled upon the occurrence of any such event.

REDEMPTION

      If so provided in the applicable Prospectus Supplement, the Offered Preferred Shares will be redeemable in whole or in part at the option of the Company, at the times, at the redemption prices and in accordance with any additional terms and conditions set forth therein. The Operating Agreement provides that the Company may not redeem shares of any series until all of the Outstanding Preferred Shares are redeemed.

VOTING RIGHTS

      Except as indicated in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of any series of Offered Preferred Shares will not be entitled to vote.

CONVERSION

      The terms and conditions, if any, on which shares of the Offered Preferred Shares are convertible into any other class of the Company's securities will be set forth in the Prospectus Supplement relating thereto. Such terms will include the designation of the security into which such shares are convertible, the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the Offered Preferred Shares. In the case of conversion of the Offered Preferred Shares into Common Shares or into any other security of the Company for which there exists an established public trading market at the time of such conversion, such terms may include provisions under which the amount of such security to be received by the holders of the Offered Preferred Shares would be calculated according to the market price of such security as of a time stated in the Prospectus Supplement.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for the Offered Preferred Shares will be named in the applicable Prospectus Supplement.

                            DESCRIPTION OF WARRANTS

      The  Company  may  issue  Warrants for the  purchase  of  Common  Shares,
Preferred Shares or any combination thereof. Warrants may be issued independently, together with any other Securities offered by a Prospectus Supplement, and may be attached to or separate from such Securities. Warrants may be issued under warrant agreements (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

      The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the designation, number and terms of the Common Shares, Preferred Shares or combination thereof, purchasable upon exercise of such Warrants; (v) the designation and terms of the other Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Security; (vi) the date, if any, on and after which such Warrants and the related underlying Securities will be separately transferable; (vii) the price at which each underlying Security purchasable upon exercise of such Warrants may be purchased; (viii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (ix) the minimum amount of such Warrants which may be exercised at any one time;
(x) information with respect to book-entry procedures, if any; (xi) a discussion of any applicable federal income tax considerations; and (xii) any other terms of such Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such Warrants.


                             PLAN OF DISTRIBUTION

      The Company may sell Securities to or through underwriters or dealers, directly to other purchasers, or through agents. The Prospectus Supplement with respect to any Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents, the price of the offered Securities and the net proceeds to the Company from such sale, any underwriting discounts or other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any national securities exchanges on which such Securities may be listed.

      If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters or agents to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If a dealer is utilized in the sale of any Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

      Securities may be sold directly by the Company to one or more institutional purchasers, or through agents designated by the Company from time to time, at a fixed price, or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

      In connection with the sale of the Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

      Unless otherwise specified in the applicable Prospectus Supplement, each series of Securities, other than the Common Shares, will be a new issue with no established trading market. Any Common Shares sold pursuant to a Prospectus Supplement will be listed on the AMEX subject to official notice of issuance. The Company may elect to list any series of the Securities on an exchange, but it is not obligated to do so. Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

      Under agreements entered into with the Company, underwriters, dealers, and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Underwriters, dealers, or agents and their associates may be customers of, engage in transactions with and perform services for, the Company in the ordinary course of business.

      If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect in respect of the validity or performance of such contracts.

      In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of Securities offered hereby may not engage in market making activities with respect to the Securities for a period of two business days prior to the commencement of such distribution.


                                  EXPERTS

      The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to management's estimates of fair value of mortgage revenue bonds and other bond related investments as described in Note 2 to the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               LEGAL MATTERS

      Certain legal matters will be passed upon for the Company by Rogers & Wells LLP, New York, New York.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table summarizes the costs and expenses to be incurred by the Company in connection with the issuance and distribution of the Securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimates, except for the Securities and Exchange Commission Registration Fee:

Securities and Exchange Commission Registration Fee..................    $  51,625
Printing and Engraving Expenses......................................      200,000
Accounting Fees and Expenses.........................................      200,000
Legal Fees and Expenses (other than Blue Sky)........................      375,000
Blue Sky Fees and Expenses...........................................       15,000
Miscellaneous                                                              125,000
                                                                         ---------

Total................................................................    $ 966,625
                                                                         =========


ITEM 15.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The Company's Amended and Restated Certificate of Formation and Operating Agreement dated as of August 1, 1996 (the "Operating Agreement") contains the following provisions relating to indemnification of directors and officers. All terms capitalized below and not otherwise defined shall have the meanings set forth in the Operating Agreement.

           "8.1.   LIMITATIONS  ON LIABILITY, AND INDEMNIFICATION OF, DIRECTORS
                   ------------------------------------------------------------
                   AND OFFICERS.
                   ------------

                 (a) No directors or officer of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct of such person. For purposes of this Section 8.1, the fact that an action, omission to act or decision is taken on the advice of counsel for the Company shall be evidence of good faith and lack of fraudulent conduct.

                 (b) All Directors and officers of the Company shall be entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; PROVIDED, that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor), and no Shareholder shall have any personal liability on account thereof.

                 (c) The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Person acted fraudulently or illegally.

                 (d) The indemnification provided by this Section 8.1 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 (e) Any repeal or modification of this Section 8.1 shall not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification.

                 (f) The Company may, if the Board of Directors of the Company deems it appropriate in its sole discretion, obtain insurance for the benefit of the Company's Directors and officers, relating to the liability of such persons."

      The Company has purchased insurance for the benefit of the directors and officers of the Company, relating to the liability of such persons. The directors and officers liability insurance insures (i) the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that it has indemnified the directors and officers for such loss.


ITEM 16.   EXHIBITS

EXHIBIT
NUMBER                     DESCRIPTION OF EXHIBIT
-------                    ----------------------
1.1*                       Form of Underwriting Agreement (for Common Shares, Preferred Shares and Warrants)
4.1***                     Amended and Restated Certificate of Formation and Operating Agreement of the Company
4.2***                     By-laws of the Company
4.3                        Specimen  Copy  of  Common  Share (filed as Exhibit 4.1 to the Company's Registration
                           Statement on Form S-4 (File No.  33-99088),  filed November 7, 1995, and incorporated by reference herein)
4.4**                      Form of specimen certificate representing Preferred Share
4.5**                      Form of Warrant
5.1*                       Opinion of Rogers & Wells LLP
8.1**                      Opinion of Rogers & Wells LLP as to certain tax matters
12.1**                     Statement regarding computation of ratios
23.1**                     Consent of Rogers & Wells LLP (contained in the opinion filed as Exhibit 5.1)
23.2*                      Consent of Price Waterhouse LLP
24.1*                      Powers of Attorney

--------------------
*   Filed herewith.
** To be filed by amendment hereto or incorporated by reference to a Current Report on Form 8-K in connection with the offering of Securities.
*** Filed as an Exhibit to the Company's Amended Annual Report on Form 10-K/A for the year 1997 and incorporated herein by reference.

ITEM 17.   UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 4th day of June, 1998.

                                MUNICIPAL MORTGAGE AND EQUITY, L.L.C


                                By: /S/ MARK K. JOSEPH
                                    -------------------------------------------
                                   Name: Mark K. Joseph
                                   Title:  Chairman  of  the  Board  and  Chief
                                           Executive Officer




      KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of DVI, hereby severally constitute Mark K. Joseph and Michael L. Falcone and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including without limitation any amendments filed pursuant to Section 462(b) of the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable Municipal Mortgage and Equity, L.L.C. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS, IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURE                                   TITLE                           DATE
                 ---------                                   -----                           ----


/S/ MARK K. JOSEPH                           Chairman of the Board, Chief Executive        June 2, 1998
--------------------------------------       Officer (Principal Executive Officer)
  Mark K. Joseph                             and Director

/S/ GARY A. MENTESANA                        Chief Financial Officer (Principal            June 2, 1998
--------------------------------------       Financial Officer and Principal
  Gary A. Mentesana                          Accounting Officer)

/S/ CHARLES BAUM                             Director                                      June 2, 1998
--------------------------------------
  Charles Baum


/S/ RICHARD O. BERNDT                        Director                                      June 2, 1998
--------------------------------------
  Richard O. Berndt


/S/ ROBERT S. HILLMAN                        Director                                      June 2, 1998
--------------------------------------
  Robert S. Hillman


/S/ WILLIAM L. JEWS                          Director                                      June 2, 1998
--------------------------------------
  William L. Jews


/S/ CARL W. STERN                            Director                                      June 2, 1998
--------------------------------------
  Carl W. Stern

                               EXHIBIT INDEX


EXHIBIT
NUMBER                     DESCRIPTION OF EXHIBIT
-------                    ----------------------
1.1*                       Form of Underwriting Agreement (for Common Shares, Preferred Shares and Warrants)
4.1***                     Amended and Restated Certificate of Formation and Operating Agreement of the Company
4.2***                     By-laws of the Company
4.3                        Specimen Copy of Common  Share  (filed  as  Exhibit 4.1 to the Company's Registration
                           Statement on Form S-4 (File No. 33-99088), filed  November  7, 1995, and incorporated by reference herein)
4.4**                      Form of specimen certificate representing Preferred Share
4.5**                      Form of Warrant
5.1*                       Opinion of Rogers & Wells LLP
8.1**                      Opinion of Rogers & Wells LLP as to certain tax matters
12.1**                     Statement regarding computation of ratios
23.1**                     Consent of Rogers & Wells LLP (contained in the opinion filed as Exhibit 5.1)
23.2*                      Consent of Price Waterhouse LLP
24.1*                      Powers of Attorney

--------------------
*   Filed herewith.
** To be filed by amendment hereto or incorporated by reference to a Current Report on Form 8-K in connection with the offering of Securities.
*** Filed as an Exhibit to the Company's Amended Annual Report on Form 10-K/A for the year 1997 and incorporated herein by reference.



                                                                      NH42410.4